Exhibit 99

Investor Relations Contact

Shane O’Connor, Senior Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

FOR IMMEDIATE RELEASE

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER OF FISCAL 2020

Wilmington, MA – April 1, 2020 – UniFirst Corporation (NYSE: UNF) (the “Company”) today reported results for its second quarter ended February 29, 2020 as compared to the corresponding period in the prior fiscal year:

Q2 2020 Financial Highlights

•	Consolidated revenues for the second quarter increased 6.2% to $464.6 million.
•	Operating income was $44.1 million, a decrease of 29.3%.
•	The effective tax rate for the quarter decreased to 24.2% from 24.9%.
•	Net income in the quarter decreased to $34.7 million from $47.6 million, or 27.2%.
•	Diluted earnings per share decreased to $1.82 from $2.48, or 26.6%.

Operating income in the second quarter of fiscal 2019 benefited from a pre-tax gain of $21.1 million, which was recorded in selling and administrative expenses. This amount reflected a settlement with the lead contractor for the version of the customer relationship management system for which the Company had recorded a $55.8 million impairment charge in fiscal 2017 (the “CRM Settlement”). This settlement included the receipt of a one-time cash payment of $13.0 million, the forgiveness of amounts previously due the contractor as well as the receipt of certain hardware and related maintenance. Excluding the effect of the CRM Settlement:

•	Operating income increased 6.8% compared to prior year’s adjusted operating income.
•	Net income increased 8.2% from prior year’s adjusted net income of $32.0 million.
•	Diluted earnings per share increased 9.0% from prior year’s adjusted amount of $1.67.

See the Reconciliation of GAAP to Non-GAAP Financial Measures below.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We are pleased with the results of our second quarter which largely met our expectations and showed solid top and bottom-line growth.  However, the Company’s attention has now turned toward our pandemic response efforts.  Our top priority is working to ensure the safety of our Team Partners while continuing to provide our value-added products and services to the many essential businesses that are keeping our communities safe and operating.  I want to thank our Team Partners for their continued efforts as they demonstrate unwavering commitment and dedication.”

Segment Reporting Highlights

Core Laundry Operations

•	Revenues for the quarter increased 4.5% to $412.2 million.
•	Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 3.6%.
•

Operating margin decreased to 9.3% from 15.0%. Adjusted for the effect of the CRM Settlement in 2019, adjusted operating margin in prior year was 9.6%. The decrease from prior year’s adjusted operating margin was primarily due to higher production and service payroll costs as a percentage of revenues, which were partially offset by lower energy costs.

See the Reconciliation of GAAP to Non-GAAP Financial Measures below.

Specialty Garments

•

Revenues for the quarter were $36.0 million, an increase of 21.0%. The increase in Specialty Garments revenue was primarily due to higher direct sale activity in the quarter as well as strong performance in the cleanroom and European nuclear operations.

•	Operating margin increased to 12.9% from 7.5%. This increase was primarily due to the higher direct sale activity in the quarter.
•	Specialty Garments consists of nuclear decontamination and cleanroom operations and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•	Cash, cash equivalents and short-term investments totaled $395.3 million as of February 29, 2020.
•	The Company had no long-term debt outstanding as of February 29, 2020.
•

Under its previously announced stock repurchase program, the Company repurchased 20,500 common shares for a total of $4.2 million during its second fiscal quarter of 2020. As of February 29, 2020, the Company had repurchased a total of 268,250 common shares for a total of $44.7 million under the program.

•	Weighted average shares outstanding – Diluted for the second quarter of fiscal 2020 and fiscal 2019 was 19.1 million and 19.2 million shares, respectively.

Financial Outlook

Mr. Sintros continued, “Due to the evolving pandemic, our ability to assess the financial impact on our business remains limited.  As a result, we are not providing guidance for the remainder of our fiscal 2020.  Although we are not able to quantify, we expect the disruption related to this pandemic will clearly have a negative impact on our revenues and profitability. We also expect that if sustained for an extended period, the sharp decline in oil prices as well as the decline in the Canadian exchange rate will further challenge our performance. Our strong balance sheet positions us well to weather this disruption and maintain focus on the care of our Team Partners, our customers and our communities.”

Conference Call Information

UniFirst will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products; and with 260 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the company outfits nearly 2 million workers each business day. For more information, contact UniFirst at 800.455.7654 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements that reflect the Company’s current views with respect to future events and financial performance, including projected revenues and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “positions,” “assume,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by adverse economic conditions, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic, any loss of key management or other personnel, increased costs as a result of any changes in federal or state laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding the price levels of natural gas, electricity, fuel and labor, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased healthcare costs resulting from extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, instability in Mexico and Nicaragua where our principal garment manufacturing plants are located, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management (“CRM”) computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in Securities and Exchange

Commission, New York Stock Exchange and accounting rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies and other factors described under “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 31, 2019 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended February 29, 2020	Thirteen weeks ended February 23, 2019	Twenty-six weeks ended February 29, 2020	Twenty-six weeks ended February 23, 2019
Revenues	$464,600	$437,485	$929,998	$876,035

Operating expenses:
Cost of revenues (1)	301,422	281,672	590,738	558,721
Selling and administrative expenses (1)	93,080	68,321	183,608	154,280
Depreciation and amortization	25,971	25,046	51,430	50,162
Total operating expenses	420,473	375,039	825,776	763,163

Operating income	44,127	62,446	104,222	112,872

Other (income) expense:
Interest income, net	(2,175)	(2,009)	(4,536)	(3,714)
Other expense, net	539	1,060	1,067	1,232
Total other income, net	(1,636)	(949)	(3,469)	(2,482)

Income before income taxes	45,763	63,395	107,691	115,354
Provision for income taxes	11,083	15,789	24,769	29,428

Net income	$34,680	$47,606	$82,922	$85,926

Income per share – Basic:
Common Stock	$1.90	$2.59	$4.55	$4.67
Class B Common Stock	$1.52	$2.07	$3.64	$3.74

Income per share – Diluted:
Common Stock	$1.82	$2.48	$4.34	$4.46

Income allocated to – Basic:
Common Stock	$29,129	$39,923	$69,654	$72,061
Class B Common Stock	$5,551	$7,683	$13,268	$13,865

Income allocated to – Diluted:
Common Stock	$34,680	$47,606	$82,922	$85,926

Weighted average shares outstanding – Basic:
Common Stock	15,293	15,428	15,300	15,430
Class B Common Stock	3,643	3,710	3,643	3,710

Weighted average shares outstanding – Diluted:
Common Stock	19,105	19,232	19,114	19,258

(1)	Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	February 29, 2020	August 31, 2019
Assets
Current assets:
Cash, cash equivalents and short-term investments	$395,323	$385,341
Receivables, net	209,878	203,457
Inventories	94,875	100,916
Rental merchandise in service	179,291	184,318
Prepaid taxes	8,933	4,060
Prepaid expenses and other current assets	35,522	35,699

Total current assets	923,822	913,791

Property, plant and equipment, net	582,753	574,509
Goodwill	424,711	401,178
Customer contracts and other intangible assets, net	88,355	72,720
Deferred income taxes	475	448
Operating lease right-of-use assets, net	46,426	—
Other assets	86,320	84,674
	$2,152,862	$2,047,320

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$71,172	$77,918
Accrued liabilities	117,968	111,721
Accrued taxes	—	205
Operating lease liabilities, current	12,255	—

Total current liabilities	201,395	189,844

Long-term liabilities:
Accrued liabilities	118,114	117,074
Accrued and deferred income taxes	99,439	99,172
Operating lease liabilities	32,476	—

Total liabilities	451,424	406,090

Shareholders’ equity:
Common Stock	1,529	1,533
Class B Common Stock	364	364
Capital surplus	84,577	84,946
Retained earnings	1,648,069	1,588,075
Accumulated other comprehensive loss	(33,101)	(33,688)

Total shareholders’ equity	1,701,438	1,641,230

	$2,152,862	$2,047,320

Detail of Operating Results

(Unaudited)

Revenues

(In thousands, except percentages)	Thirteen weeks ended February 29, 2020	Thirteen weeks ended February 23, 2019	Dollar Change	Percent Change
Core Laundry Operations	$412,192	$394,408	$17,784	4.5%
Specialty Garments	35,980	29,745	6,235	21.0%
First Aid	16,428	13,332	3,096	23.2%
Consolidated total	$464,600	$437,485	$27,115	6.2%

(In thousands, except percentages)	Twenty-six weeks ended February 29, 2020	Twenty-six weeks ended February 23, 2019	Dollar Change	Percent Change
Core Laundry Operations	$828,490	$784,885	$43,605	5.6%
Specialty Garments	69,382	64,193	5,189	8.1%
First Aid	32,126	26,957	5,169	19.2%
Consolidated total	$929,998	$876,035	$53,963	6.2%

Operating Income

(In thousands, except percentages)	Thirteen weeks ended February 29, 2020	Thirteen weeks ended February 23, 2019	Dollar Change	Percent Change
Core Laundry Operations	$38,357	$59,113	$(20,756)	(35.1)%
Specialty Garments	4,627	2,235	2,392	107.0%
First Aid	1,143	1,098	45	4.1%
Consolidated total	$44,127	$62,446	$(18,319)	(29.3)%

(In thousands, except percentages)	Twenty-six weeks ended February 29, 2020	Twenty-six weeks ended February 23, 2019	Dollar Change	Percent Change
Core Laundry Operations	$92,165	$103,895	$(11,730)	(11.3)%
Specialty Garments	9,506	6,705	2,801	41.8%
First Aid	2,551	2,272	279	12.3%
Consolidated total	$104,222	$112,872	$(8,650)	(7.7)%

Operating Margin

	Thirteen weeks ended February 29, 2020	Thirteen weeks ended February 23, 2019
Core Laundry Operations	9.3%	15.0%
Specialty Garments	12.9%	7.5%
First Aid	7.0%	8.2%
Consolidated total	9.5%	14.3%

	Twenty-six weeks ended February 29, 2020	Twenty-six weeks ended February 23, 2019
Core Laundry Operations	11.1%	13.2%
Specialty Garments	13.7%	10.4%
First Aid	7.9%	8.4%
Consolidated total	11.2%	12.9%

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Twenty-six weeks ended February 29, 2020	Twenty-six weeks ended February 23, 2019
Cash flows from operating activities:
Net income	$82,922	$85,926
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	51,430	50,162
Amortization of deferred financing costs	56	56
Forgiveness of a liability	—	(7,346)
Share-based compensation	3,227	2,796
Accretion on environmental contingencies	269	377
Accretion on asset retirement obligations	463	441
Deferred income taxes	727	364
Other	16	(811)
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(4,867)	(2,502)
Inventories	6,125	(5,589)
Rental merchandise in service	6,839	(4,862)
Prepaid expenses and other current assets and Other assets	2,170	(3,616)
Accounts payable	(5,815)	(5,268)
Accrued liabilities	(1,752)	(7,711)
Prepaid and accrued income taxes	(4,941)	26,243
Net cash provided by operating activities	136,869	128,660

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(41,021)	(67)
Capital expenditures, including capitalization of software costs	(62,271)	(52,152)
Proceeds from sale of assets	236	178
Other	—	15
Net cash used in investing activities	(103,056)	(52,026)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	75	27
Taxes withheld and paid related to net share settlement of equity awards	(3,281)	(1,095)
Repurchase of Common Stock	(14,203)	(6,280)
Payment of cash dividends	(6,609)	(4,140)
Net cash used in financing activities	(24,018)	(11,488)

Effect of exchange rate changes	187	(336)

Net (decrease) increase in cash, cash equivalents and short-term investments	9,982	64,810
Cash, cash equivalents and short-term investments at beginning of period	385,341	270,512
Cash, cash equivalents and short-term investments at end of period	$395,323	$335,322

UniFirst Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement these consolidated financial results, management believes that certain non-GAAP operating results provide a more meaningful measure on which to compare the Company’s results of operations for the periods presented. The Company believes these non-GAAP results provide useful supplemental information regarding the Company’s performance to both management and investors by excluding certain non-recurring amounts that impact the comparability of the results. Supplemental reconciliations of consolidated operating income, net income and earnings per diluted share on a GAAP basis to adjusted operating income, net income and earnings per diluted share on a non-GAAP basis are presented in the following tables. In addition, Core Laundry Operations operating income and operating margin on a GAAP basis to adjusted operating income and adjusted operating margin on a non-GAAP basis are presented in the following tables. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided below.

	Thirteen weeks ended February 23, 2019
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$437,485	$62,446	$47,606	$2.48	$394,408	$59,113	15.0%
CRM Settlement	—	(21,127)	(15,566)	(0.81)	—	(21,127)	(5.4)%
As adjusted	$437,485	$41,319	$32,040	$1.67	$394,408	$37,986	9.6%

	Twenty-six weeks ended February 23, 2019
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$876,035	$112,872	$85,926	$4.46	$784,885	$103,895	13.2%
CRM Settlement	—	(21,127)	(15,566)	(0.81)	—	(21,127)	(2.7)%
As adjusted	$876,035	$91,745	$70,360	$3.65	$784,885	$82,768	10.5%